UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 27, 2008
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION.
     On March 4, 2008, we publicly announced financial results for the fourth quarter and full year 2007. For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS.
     Katherine A. Bolseth joined our company on February 27, 2008 as Executive Vice President of Engineering and Product Development. From December 1996 through February 2008, Ms. Bolseth held several management positions for HighJump Software, a 3M company. Most recently, Ms. Bolseth served as Vice President, Global Development, managing HighJump’s distributed development organization across six international offices. Prior to joining HighJump, Ms. Bolseth was an independent contractor focused on developing database applications to help small organizations run more efficiently. Our board of directors has designated Ms. Bolseth as an “executive officer” of our company.
     Our board of directors also has designated Robert W. Whent, President, Wireless Ronin Technologies (Canada), Inc. as an “executive officer” of our company. Robert W. Whent has served as President of Wireless Ronin Technologies (Canada), Inc. since our acquisition of McGill Digital Solutions, Inc. (“McGill”) in August 2007. In December 1987, Mr. Whent founded and became President of McGill. Prior to McGill, Mr. Whent served in various senior roles with Union Gas Limited, a major Canadian natural gas utility, and Chrysler Canada, Inc., Canada’s Chrysler division.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

EXHIBIT INDEX

Exhibit 99	Press release reporting financial results for the fourth quarter and full year 2007, dated March 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer